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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 52 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated July 9, 2004 appearing in Post-Effective Amendment No. 50 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on July 9, 2004.



                                        JAMES R. BORDEWICK, JR.
                                        ----------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
September 24, 2004